Exhibit 23.1

[WEINBERG & COMPANY, P.A. LETTERHEAD]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Com-Guard.com, Inc.

We hereby consent to the incorporation by reference in the foregoing Amended Registration Statement on Form S-8 of our report dated December 9, 2004,, relating to the financial statements of Com-Guard.com, Inc. which appears in the Com-Guard.com, Inc. Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, filed with the Securities and Exchange Commission on October 13, 2004.

                              /s/Weinberg & Company, P.A
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
December 9, 2004